UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Local.com Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held
July 20, 2011
and

PROXY STATEMENT

IMPORTANT
Please mark, sign and date your proxy
and promptly return it in the enclosed envelope

7555 Irvine Center Drive
Irvine, CA 92618

May 31, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Local.com Corporation on July 20, 2011, at 10 a.m., local time, at the offices of RR Donnelly, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect Philip K. Fricke and Norman K. Farra Jr., as our two Class I members to our Board of Directors and Lowell W. Robinson as a Class III member to our Board of Directors; to ratify the selection of Haskell & White, LLP as our independent registered public accounting firm for the fiscal year ending 2011; to approve our 2011 Omnibus Incentive Plan; to provide an advisory vote on executive compensation disclosed in this proxy statement; and to provide an advisory vote to determine the desired frequency of the stockholder executive compensation advisory vote.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

As always, your interest and participation in the affairs of Local.com are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors
Local.com Corporation

7555 Irvine Center Drive
Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 20, 2011

May 31, 2011

To our Stockholders:

The 2011 Annual Meeting of Stockholders of Local.com Corporation (the “Company”) will be held at the office of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612 on July 20, 2011, beginning at 10:00 a.m. PDT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:

(1) To elect two directors as Class I members of the Company’s Board of Directors for a three-year term expiring in 2014 and one director as a Class III member of the Company’s Board of Directors for a two-year term expiring in 2013;

(2) To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3) To approve the Company’s 2011 Omnibus Incentive Plan;

(4) To provide an advisory vote on executive compensation disclosed in this proxy statement;

(5) To provide an advisory vote to determine the desired frequency of the stockholder executive compensation advisory vote: and

(6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 24, 2011, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 20, 2011. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2010 Annual Report on Form 10-K/A are also available at http://ir.local.com/proxy

Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form as promptly as possible.

By Order of the Board of Directors,

Heath B. Clarke
Chief Executive Officer and Chairman

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND VOTING
PROPOSAL 1 -- ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
PROPOSAL 3 -- APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN.
PROPOSAL 4 -- ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.
PROPOSAL 5 -- ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.
OTHER MATTERS
ADDITIONAL INFORMATION

7555 Irvine Center Drive
Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local.com Corporation (the “Company,” “Local.com,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local.com of proxies for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 20, 2011, beginning at 10:00 a.m., PDT, at the offices of RR Donnelley, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about June 3, 2011. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 20, 2011: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2010 Annual Report on Form 10-K/A are also available at http://ir.local.com/proxy

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	To elect two directors as Class I member of the Company’s Board of Directors (the “Board”), for a three-year term expiring in 2014 and one director as a Class III member of the Company’s Board, for a two-year term expiring in 2013 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

•	To approve the Company’s 2011 Omnibus Incentive Plan (Proposal 3);

•	To provide an advisory vote on executive compensation disclosed in this proxy statement (Proposal 4);

•	To provide an advisory vote on the desired frequency of the stockholder advisory vote on executive compensation (Proposal 5); and

•	To transact such other business as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 24, 2011, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on May 24, 2011, you will be entitled to vote all of the shares that you held at that time at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, 7555 Irvine Center Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.

How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?

On May 24, 2011, the record date for the Annual Meeting, 21,265,393 shares of our common stock, $0.00001 par value (our “Common Stock”) were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 9:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The solicitation of proxies will be conducted by mail, and Local.com will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. Local.com may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Local.com may generate other expenses in connection with the solicitation of proxies for the Annual Meeting. To date the total expenses incurred by Local.com in connection with the solicitation of proxies is approximately $22,000 and an additional $25,000 in expenses is anticipated.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of two directors as Class I members of the Company’s Board and the election of one director as a Class III member of the Company’s Board, as described under Proposal 1 herein;

•	FOR the ratification of the Board of Directors’ appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, as described under Proposal 2 herein;

•	FOR the approval of the 2011 Omnibus Incentive Plan, as described in Proposal 3 herein;

•	FOR the advisory vote on executive compensation disclosed in this proxy statement, as described under Proposal 4 herein;

•	FOR EVERY YEAR on the desired frequency of the stockholder advisory vote on executive compensation, as described under Proposal 5 herein;

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.

What vote is required to approve each of the proposals?

For Proposal 1: We have adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the two nominees for Class I directors with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class I directors to serve until our annual meeting of stockholders in 2014 and/or until his successor is duly elected and qualified. Similarly, the nominee for Class III director with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class III director to serve until our annual meeting of stockholders in 2013 and/or until his successor is duly elected and qualified. As brokers will not have discretionary voting power on the election of our Class I or Class III directors at the Annual Meeting, there will be “broker non-votes” for such matter. If you do not instruct your broker how to vote with respect to the election of our Class I and Class III directors, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” will not count as votes “For” or to “Withhold Authority.”

For Proposal 2: The proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent auditors and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 3: The proposal to approve the Company’s 2011 Omnibus Incentive Plan requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the approval of the Company’s 2011 Omnibus Incentive Plan and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 4: The advisory vote to approve our executive compensation, as described in this proxy statement, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in absence of voting instructions from the beneficial owner.

For Proposal 5: The advisory vote on the desired frequency of the stockholder advisory vote on executive compensation requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in absence of voting instructions from the beneficial owner. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that received the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or our board of directors in any way, our board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

What effect do abstentions and broker non-votes have on the proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matter, with or without your proxy. However, brokers are no longer permitted to vote on the election of directors without instruction from the beneficial owner of the shares.

Who will count the votes?

Members of the Company’s management will tabulate the votes and act as Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

Local.com will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2010 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Local.com of their desire to receive multiple copies of the proxy materials. Local.com will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2010 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local.com shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2010 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Are proxy materials for the 2011 annual meeting available electronically?

Yes. This proxy statement and the 2010 Annual Report are available electronically at http://ir.local.com/proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended, provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Amended and Restated Certificate of Incorporation, as amended, also divides our Board into three classes with staggered terms. Our number of directors is currently set at six with two directors each in Classes I, II and III. The number of directors was increased to six in April 2011 and Lowell W. Robinson was named as a Class III director pursuant to the authority of the Board pursuant to our Amended and Restated Certificate of Incorporation, as amended, until the 2011 Annual Meeting. As such, at the 2011 Annual Meeting, only the Class I directors and the newly created Class III director position will be elected at the 2011 Annual Meeting and the Board has nominated Philip K. Fricke and Norman K. Farra Jr. for election as Class I directors and Lowell W. Robinson for election as the Class III director. Unless you specifically withhold authority in the attached proxy for the election of these directors, the person named in the attached proxy will vote FOR the election of Philip K. Fricke, Norman K. Farra Jr. and Lowell W. Robinson. Messrs. Fricke and Farra will be elected to serve a three year term expiring at the annual meeting in 2014 and until his successor has been duly elected and qualified, or until his earlier resignation or removal. Mr. Robinson will be elected to serve a two year term expiring at the annual meeting in 2013 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Our nominees have consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominees will be unable or unwilling to serve.

Our bylaws provide for the election of nominees to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominee with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our Class I directors and Class III director.

The Board recommends a vote “FOR” the election of the nominees for director. If you fail to vote your shares or instruct your broker on how to vote your shares, your broker will not be able to vote on your behalf with respect to the election of the nominees for director.

The following provides information regarding our nominees as the Class I and Class III members to the Board, their age, the year in which they first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or our executive officers:

Class I Nominees

	Director	Age as of
Name	Since	5/24/11	Business Experience, Directorships and Director Qualifications

Philip K. Fricke(A)(N)	2003	65	Business Experience: Mr. Fricke is President of PKF Financial Consultants, Inc., a private company he founded in March 2001, which provides financial communications services and advisory services to public and private companies.

Directorships: In the past five years, Mr. Fricke has held one other public company directorship with MI Developments Inc. (from August 2003 to May 2009).

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Fricke to serve as a Director of the Company: Over 25 years experience as a Wall Street financial analyst; significant experience gained as a director of another public company; and a strong educational background with a Bachelor of Arts degree and a Master of Arts degree in Psychology, as well as a Master of Business Administration degree in Finance and Economics received from Fairleigh Dickinson University.
Norman K. Farra Jr.(N)	2005	42	Business Experience: Mr. Farra has served as a Managing Director, Investment Banking for R.F. Lafferty & Co. Inc. since December 2009. From May 2008 to December 2009, he served as Director, Investment Banking for Cresta Capital Strategies, LLC. He was an independent financial consultant from September 2007 to May 2008, and served as Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. From June 2001 to August 2006, he was Independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc.

Directorships: In the past five years, Mr. Farra has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Farra to serve as a Director of the Company: Over 20 years experience in the finance, capital markets and financial services industry; significant experience in the investment banking and financial consulting industry; certification from the National Association of Corporate Directors; and a strong educational background, including a Bachelor of Science degree in Business Administration from Widener University.

Class III Nominee

	Director	Age as of
Name	Since	5/24/11	Business Experience, Directorships and Director Qualifications

Lowell W. Robinson(A)	2011	62	Business Experience: Mr. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from August 2007 through March 2009. He joined MIVA in 2006 as Chief Financial Officer and Chief Administrative Officer. From 2002 to 2006, Mr. Robinson served as President of LWR Advisors. Prior to that, Mr. Robinson was Chief Financial Officer and Chief Administrative Officer at Hotjobs.com from 2000 to 2002, at PRT Group from 1997 to 1999, and at Advo Inc. from 1994 to 1997. He previously held senior financial positions at Citigroup Inc. and Kraft Foods, Inc.

Directorships: Mr. Robinson has served as a director of The Jones Group Inc. since 2005 and currently serves as a member of both the Audit and Compensation Committees. In the past five years, Mr. Robinson served on the Board of Advisors for the University of Wisconsin School of Business from 2006 to 2010. From 2003 to 2009, Mr. Robinson served on the Board of Directors of Wire Group, Inc., where he served as chairman of the Audit Committee. Mr. Robinson also previously served on the Board of Directors of Independent Wireless One, Diversified Investment Advisors and Edison Schools Inc. He also serves as Chairman of the Board for two private publishing and digital media companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Robinson to serve as a Director of the Company: Over 25 years senior global strategic, financial and governance experience at both Fortune 100 corporations and high growth mid-sized companies in media, software and technology, including as chief financial officer, chief administrative officer and chief operating officer of public reporting companies; Mr. Robinson’s board experience on both public and private companies, including service as audit committee chairman for three public companies; and Mr. Robinson’s educational background having received an MBA in Finance from Harvard Business School and a Bachelor of Arts in Economics from The University of Wisconsin.

The following provides information regarding the other members of the Board continuing in office, their age, the year in which they first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or our executive officers:

Directors Continuing in Office Until 2012 (Class II):

	Director	Age as of
Name	Since	5/24/11	Business Experience, Directorships and Director Qualifications

Theodore E. Lavoie (AC)	1999	57	Business Experience: Mr. Lavoie has served as an independent management consultant to the renewable fuel/waste-to-energy market since May 2009. From June 2007 to May 2009, he was Vice President of Strategic Development of Greenline Industries, a biodiesel production equipment manufacturer. From May 2006 to June 2007, he was Chief Executive Officer of Greenline Industries. From January 2005 to May 2006, Mr. Lavoie was an independent financial consultant.

Directorships: In the past five years, Mr. Lavoie has held no other public company directorships, though he has served on the board and executive committee of a private emerging market company and as a director of Financial Executives International, San Francisco (from 2004 to 2007). Mr. Lavoie also serves as an Advisory Board member of The Salvation Army, Golden State Division.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Lavoie to serve as a Director of the Company: Experience as a chief executive officer in an emerging market industry; experience as a chief financial officer; over 25 years senior execute experience in managing start-ups and high-growth companies; finance experience in the public and private capital markets, global risk and financial services; and strong educational background having earned his Masters of Business Administration degree and Bachelor of Science degree in Business Administration from Loyola Marymount University.

	Director	Age as of
Name	Since	5/24/11	Business Experience, Directorships and Director Qualifications

John E. Rehfeld (LD) (NC)	2005	71	Business Experience: Mr. Rehfeld is currently the adjunct professor of marketing and strategy for the Executive MBA Program at Pepperdine University (since 1998) and the University of San Diego (since 2010).

Directorships: Mr. Rehfeld is currently a Director of Lantronix, Inc. (since May 2010). Mr. Rehfeld was previously a Director of ADC Telecommunication, Inc. (from September 2004 to December 2010) and Primal Solutions, Inc. (from December 2008 to June 2009). Additionally, Mr. Rehfeld currently holds directorships with a number of private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Rehfeld to serve as a Director of the Company: Over 30 years executive experience in high growth industries, including prior experience as a chief executive officer of a number of companies; prior and current experience serving as a director of a number of public and private companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego.

Directors Continuing in Office Until 2013 (Class III):

	Director	Age as of
Name	Since	5/24/11	Business Experience, Directorships and Director Qualifications

Heath B. Clarke	1999	42	Business Experience: Mr. Clarke has served as our Chief Executive Officer since January 2001, and served as President from March 1999 to December 2000. Mr. Clarke has also served as Chairman of our Board since 1999.

Directorships: Mr. Clarke has held no other public company directorships in the past five years.

Qualifications: The Board of Directors has concluded that the following experience, qualification and skills quality Mr. Clarke to serve as a Director of the Company: The Chief Executive Officer should serve on the Board of Directors in light of the Chief Executive Officer’s day-to-day knowledge in managing the Company’s operations.

(LD)	Lead Director

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(N)	Member of the Nominating, Compensation and Corporate Governance Committee

(NC)	Chairman of the Nominating, Compensation and Corporate Governance Committee

Committee memberships noted above are as of May 24, 2011. Previously, Messrs. Lavoie, Farra and Fricke served on the Audit Committee and Messrs. Rehfeld, Lavoie and Fricke served on the NCCG Committee.

Director Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2010, by members of our Board, unless the director is also a named executive officer:

2010 Director Compensation

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name(6)	($)	($)(1)	($)

Norman K. Farra Jr.(2)	62,850	36,117	98,967
Philip K. Fricke(3)	66,950	36,117	103,067
Theodore E. Lavoie(4)	76,950	36,117	113,067
John E. Rehfeld(5)	79,900	36,117	116,017

(1)	The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Risk Free	Dividend
Volatility	Interest Rate	Yield	Expected Life

85.35%	1.98%	None	5.2 years

(2)	As of December 31, 2010, Mr. Farra held options to purchase an aggregate of 138,750 shares of our Common Stock.

(3)	As of December 31, 2010, Mr. Fricke held options to purchase an aggregate of 129,750 shares of our Common Stock.

(4)	As of December 31, 2010, Mr. Lavoie held options to purchase an aggregate of 98,750 shares of our Common Stock.

(5)	As of December 31, 2010, Mr. Rehfeld held options to purchase an aggregate of 139,544 shares of our Common Stock.

(6)	Mr. Robinson joined our Board of Directors on April 27, 2011. As such, Mr. Robinson received no director compensation from us during the fiscal year ended December 31, 2010.

Non-employee members of the Board receive an annual retainer of $30,000 plus $1,500 for each in-person or telephonic meeting attended and $750 for each in-person meeting attended telephonically. The Lead Director receives an annual fee of $12,500. The Chairman of the Audit Committee receives an annual fee of $15,000. The Chairman of the Nominating, Compensation and Corporate Governance Committee receives an annual fee of $10,000. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 15,000 shares of our Common Stock. New members to the Board receive a grant of an option to purchase 20,000 shares of our Common Stock and a pro-rata amount of the regular annual grant amount of an option to purchase 15,000 shares of our Common Stock. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. In December 2010, the Nominating, Compensation and Corporate Governance Committee of the Board considered the findings and several suggestions of its compensation consultant, Frederic W. Cook & Co., Inc. and, as a result, the Nominating, Compensation, and Corporate Governance Committee recommended and the full Board approved an option grant to each of the Board’s independent members to purchase a total of 8,750 shares of our Common Stock as a pro-rata option grant, allowing all future grants to coincide with our annual meeting of stockholders at which directors are elected, beginning in 2013. One-half of the options granted vested on the date of grant and the remainder vests each month over the next seven months. Finally, it was determined that all future stock option grants, including the 8,750 shares granted, would have a post-separation exercise period of two years, compared to the previous practice of three months.

Board Meeting Attendance

Our Board met sixteen times and acted once by unanimous written consent during 2010. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings. At last year’s annual meeting of stockholders, one member of our Board was in attendance.

Director Independence

Nominating,
Compensation and
Corporate
		Audit Committee	Governance
Director	Independent(1)	Member	Committee Member

Heath B. Clarke	No
Norman K. Farra Jr.	Yes		X
Philip K. Fricke	Yes	X	X
Theodore E. Lavoie	Yes	X
John E. Rehfeld	Yes		X
Lowell W. Robinson	Yes	X

(1)	The Board has determined that Messrs. Farra, Fricke, Lavoie, Rehfeld and Robinson are “independent” within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect. The Board further determined that Heath B. Clarke is not independent due to his position as our Chief Executive Officer.

Board Leadership Structure

The Board, in conjunction with the Nominating, Compensation and Corporate Governance Committee, has determined that it is in the best interests of the Company that our Chief Executive Officer, Heath Clarke, serve as Chairman in light of the size of the Company, the size of the overall Board, and his familiarity with the Company’s business, strategy and the industry in general. The Board believes that the dual role of Chairman and Chief Executive Officer allows Mr. Clarke, who is deeply involved in the Company’s day-to-day operations, to best present to the independent directors his ideas for the Company, the challenges facing the Company, the opportunities available to the Company, and the operations of the Company. The independent directors can then utilize their collective experience, oversight and expertise in determining the strategies and priorities the Company should focus its efforts on. Together, the Chairman and CEO and the independent directors make determinations about the strategic direction of the Company, and management is accountable for executing the strategy. The Board believes that this manner of governance appropriately balances the need for an informed and involved Chairman with independent Board oversight. In furtherance of these objectives, the independent directors meet at least four times annually in executive session without management or non-independent directors present. The Board has appointed John Rehfeld as lead director to preside at such meetings and to lead the Board in the event a conflict of interest should arise. In the event of an actual or potential conflict of interest involving any director, including the Chairman or lead director, both the Chairman and lead director are both promptly informed.

The Board’s Role in Risk Oversight

The entire Board is engaged in risk oversight, including reviewing management’s operational and financial planning and associated risks. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic. The full Board receives these reports from the appropriate officer within the organization to enable it, pursuant to its Corporate Governance Guidelines, to assess the major risks facing the Company and to review the options to mitigate such risks. Furthermore, the Audit Committee regularly considers policies with respect to risk assessment and risk management as they relate to the Company’s financial statements and financial reporting process. During meetings of the full Board, the Chairman or other members of the Audit Committee report to the full Board on applicable issues related to risk.

Board Committees

Our Board has two active committees, an Audit Committee and a Nominating, Compensation and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently comprised of Mr. Lavoie as Chairman and Messrs. Fricke and Robinson, each of whom satisfies the Nasdaq and Securities and Exchange Commission (the “SEC”) rules for Audit Committee membership (including rules regarding independence). The Audit Committee held ten meetings during 2010. The Board has determined that Mr. Lavoie is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards.

The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our financial statements and reports and financial reporting process. Specific responsibilities include:

•	reviewing and recommending to the Board approval of the Corporation’s interim and annual financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be proved by the independent registered public accounting firm;

•	reviewing the independence and quality control procedures of the independent registered public accounting firm;

•	preparing the Audit Committee report in this Proxy;

•	establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.

The Audit Committee meets periodically with management to consider the adequacy of Local.com’s internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews Local.com’s financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by Local.com to perform the audit of the Company’s financial statement or related work or other audit, review or attestation services for the Company. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to Company records and personnel and reports directly to the Audit Committee.

The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

Nominating, Compensation and Corporate Governance Committee

The Nominating, Compensation and Corporate Governance Committee (the “NCCG Committee”) is currently comprised of Mr. Rehfeld as Chairman and Messrs. Farra and Fricke, each of whom satisfies the Nasdaq and SEC rules for membership to the NCCG Committee (including rules regarding independence). The NCCG Committee held nine meetings during 2010.

The NCCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•	the compensation of the Company’s chief executive officer and other executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company on an at least annual basis;

•	the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives, and, based on that evaluation, determine the compensation of the Chief Executive Officer and other executive officers, including individual elements of salary and incentive compensation, which includes equity compensation;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•	the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the grant of discretionary awards under the Company’s equity incentive plans, and the exercise of authority of the Board with respect to the administration of the Company’s incentive compensation plans;

•	the consideration of any recommendations that the Company’s executive officers may submit for consideration with respect to executive officer or director compensation;

•	the engagement of such outside consultants as the Committee deems necessary or appropriate in order to establish compensation amounts, types and targets with respect to our executive officers and independent directors;

•	the periodic review of and the making of recommendations to the Board with respect to the Company’s equity and incentive compensation plans;

•	producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the NCCG Committee in its charter, the NCCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with the Company’s bylaws.

Consideration and Determination of Executive and Director Compensation.

The NCCG Committee undertakes a review of executive and director compensation on at least an annual basis. The NCCG Committee applies its established compensation principles to such considerations when determining when and if changes are warranted with respect to the compensation of our executives and directors. The NCCG Committee, as part of its considerations, reviews the compensation and compensation philosophies of companies within the Company’s peer group, as established by the NCCG Committee. The NCCG Committee utilizes a combination of salary, annual cash incentives, long-term, equity based incentives and other benefits to structure executive compensation packages in conformity with its compensation principles, generally with the intent of rewarding performance in a manner that is aligned with stockholder interests. While the NCCG Committee retains authority over all such compensation matters, it may delegate certain matters, such as the administration of certain of its benefits plans, to the Company’s vice president of human resources.

In undertaking all of these processes, the NCCG Committee utilizes a compensation consultant. In the third quarter of 2009, the NCCG Committee engaged Frederic W. Cook & Co. as its outside compensation consultant. This consultant has assisted the NCCG Committee in (1) developing the Company’s peer group and analyzing information relative to such peer group companies, (2) conducting benchmarking of executive officer cash compensation relative to the peer group, (3) advising on best practices, trends, and developments with respect to executive compensation, and (4) advising on executive employment agreement structure.

Our chief executive officer does provide recommendations to the NCCG Committee as to the compensation of his direct reports, including all of our other Named Executive Officers. These recommendations are not binding on the NCCG Committee, which reserves for itself the final determination of compensation packages for all Named Executive Officers, including the chief executive officer. Our chief executive officer also has an opportunity to discuss with the NCCG Committee his compensation on at least an annual basis.

Director Nomination Process

In selecting director nominees, the Board, through the NCCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

The Board, through its NCCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations.

In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCCG Committee, engages in a selection process. The Board, through its NCCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCCG Committee. The members of the NCCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

There have been no changes to the procedure by which our stockholders may recommend nominees to our board of directors.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the following address: Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided to any person without charge upon request to Kenneth S. Cragun, Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within four business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors, including as of the date of this report, Theodore E. Lavoie, as chairman, Norman K. Farra Jr. and Phillip K. Fricke, each of whom the Board has determined to be an independent director under applicable SEC rules, the NASDAQ listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.

Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent Auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

The Audit Committee met ten times during fiscal 2010 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2010, the Audit Committee also met with the Company’s independent Auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent Auditors or the senior members of the Company’s financial management team.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2010, with management and the independent Auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent Auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees)(as modified or superseded).

In addition, the Audit Committee has received the written disclosures and the letter from the independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent Auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent Auditor the independent Auditor’s independence.

Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent Auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Theodore E. Lavoie, Chairman
Norman K. Farra Jr.
Philip K. Fricke

April 28, 2011

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, as of May 24, 2011, certain information concerning our executive officers:

Name	Age	Position

Heath B. Clarke	42	Chief Executive Officer and Chairman of the Board
Michael A. Sawtell	53	Chief Operating Officer
Kenneth S. Cragun	50	Chief Financial Officer and Secretary
Michael O. Plonski	42	Chief Technology Officer
Scott Reinke	37	General Counsel

Heath B. Clarke has served as our Chairman of the Board since March 1999, as our President from March 1999 to December 2000 and as our Chief Executive Officer since January 2001. From 1998 to February 1999, Mr. Clarke was the Vice President of eCommerce for LanguageForce, Inc., a language translation software company. Prior to that time, he was a Marketing Manager for Starnet International (Canada), an Internet company. From 1995 to 1998 he held managerial positions with the Berg Group of Companies (Australia), and from 1988 to 1995 he was founder and Chief Executive Officer of Australian Fibre Packaging.

Michael A. Sawtell has served as our Chief Operating Officer since May 2011. Mr. Sawtell joined us as Sr. Vice President and General Manager, SAS in May 2011 with the acquisition of the Rovion assets from DigitalPost Interactive, Inc. (“DGLP”). From July 2005 to May 2011, Mr. Sawtell was Chief Executive Officer of DGLP. From March 2000 to March 2005, Mr. Sawtell was our President and Chief Operations Officer. From 1993 to 2000, Mr. Sawtell was the Chief Operating Officer and the Vice President of Sales for Informative Research, a mortgage services firm. From 1986 to 1993, Mr. Sawtell worked as director of operations on the B-2 Stealth Bomber program for Northrop Grumman, a global defense company. Mr. Sawtell’s responsibilities prior to Local.com have included chief executive officer functions at a public company, as well as general oversight of the operations and management of both public and private companies.

Kenneth S. Cragun has served as our Chief Financial Officer since December 2010, as our Secretary since October 2010, as our interim Chief Financial Officer from October 2010 to December 2010 and our Vice President of Finance from April 2009 to October 2010. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. From May 2005 to April 2006 Mr. Cragun served as Senior Vice President of Finance for MIVA, Inc. an online advertising and media company. Prior to that role, Mr. Cragun served at MIVA as Vice President of Finance from October 2004 to May 2005, and as Director of Finance from July 2003 to October 2004. Mr. Cragun received a Bachelors of Science degree in Accounting from Colorado State University-Pueblo. Mr. Cragun’s responsibilities prior to Local.com have included chief financial officer functions at a public company, including preparation of financials for SEC disclosures in accordance with GAAP, audit experience at a nationally recognized certified public accounting firm, and day-to-day management of the financial affairs of both public and private companies.

Michael O. Plonski has served as our Chief Technology Officer since July 2009. From July 2005 to June 2009, Mr. Plonski served as SVP/Chief Information Officer and Chief Operating Officer Digital of Martha Stewart Living Omnimedia, Inc., an integrated media and merchandising company providing consumers with inspiring lifestyle content and well-designed, high-quality products. Mr. Plonski received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame. Mr. Plonski’s responsibilities prior to Local.com have included chief information officer and chief technology officer functions at a public company, including oversight of technology development, deployment, maintenance and enhancement, managing multiple technology initiatives, managing corporate infrastructure and integrating the technologies of acquired companies. In the role of chief operating officer digital, his responsibilities included product management, project management, editorial, design, user-experience, web site production and integration of partners and partner digital properties.

Scott Reinke has served as our General Counsel since April 2009. From October 2006 to April 2009, Mr. Reinke served as executive vice president and general counsel of Emerging Media Group, Inc., parent company of TRAFFIQ, Inc., a marketplace for advertising inventory and a self-service media management and planning platform. From March 2004 to October 2006, Mr. Reinke served as assistant general counsel and vice president — legal of MIVA, Inc., an online advertising and media company. Mr. Reinke received a Juris Doctorate from Georgetown University Law Center and a Bachelors of Arts degree in English and Political Science from Boston College. Mr. Reinke’s responsibilities prior to Local.com have included general counsel functions at a private technology company, day-to-day management of the legal affairs of both public and private companies, including securities law compliance, contract management, merger, acquisition and capital fundraising related matters and risk assessment.

Involvement In Certain Legal Proceedings

On October 20, 2008, Modtech Holdings, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Cragun, our chief financial officer was chief financial officer of Modtech Holdings, Inc. at the time of filing.

On March 30, 2011, DigitalPost Interactive, Inc., a Nevada Corporation, and its subsidiaries, The Family Post, Inc. and Rovion, Inc., filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Sawtell, our chief operating officer was chief executive officer of DigitalPost Interactive, Inc. at the time of the filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of May 24, 2011:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of May 24, 2011, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 21,265,393 shares of Common Stock outstanding as of May 24, 2011.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

		Percentage of
	Number of Shares	Shares
	of Common Stock	Beneficially
Name and Address of Beneficial Owner	Beneficially Held	Owned

Executive Officers and Directors:
Heath B. Clarke(1)	441,733	2.0%
Michael A. Sawtell(2)	0	*	%
Kenneth S. Cragun(3)	41,485	*	%
Michael O. Plonski(4)	75,322	*	%
Scott Reinke(5)	27,083	*	%
Norman K. Farra Jr.(6)	229,242	1.1%
Philip K. Fricke(7)	111,777	*	%
Theodore E. Lavoie(8)	84,374	*	%
John E. Rehfeld(9)	190,918	*	%
Lowell W. Robinson(10)	14,791	*	%
All directors and executive officers as a group (10 persons)(11)	1,216,725	5.4%

*	- less than 1%

(1)	Includes 441,733 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(2)	Mr. Sawtell joined us as Chief Operating Officer in May 2011.

(3)	Includes 41,485 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(4)	Includes 74,963 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(5)	Includes 27,083 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(6)	Includes 100,618 shares issuable upon the exercise of warrants, 120,624 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011 and 4,500 shares with indirect beneficial ownership by Mr. Farra as custodian for his daughter.

(7)	Includes 111,624 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(8)	Includes 80,624 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(9)	Includes 106,418 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(10)	Mr. Robinson joined our Board of Directors on April 27, 2011. Includes 14,791 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011.

(11)	Includes 100,618 shares issuable upon the exercise of warrants, 1,019,345 shares issuable upon the exercise of options that are exercisable within 60 days of May 24, 2011, and 4,500 shares with indirect beneficial ownership.

Compensation Discussion and Analysis

Executive Summary

2010 was a year of continued growth for the Company. Our annual revenue increased to $84 million, a 49% increase over 2009 results. The Company also delivered positive net income for the first time in 2010.

The Company’s executive compensation programs, as developed by the Nominating, Compensation and Corporate Governance Committee of our Board of Directors (the “NCCG Committee”), have been designed to incentivize and reward sustainable growth. We continued to deliver a majority of our executives’ compensation in a performance-based manner, primarily through the cash incentive bonus plan and grants of stock options. In 2010, the NCCG Committee also entered into amended employment agreements with its Named Executive Officers, specifically to remove change in control excise tax gross-up payments and “single trigger” change in control severance provisions. The NCCG Committee removed these provisions in light of the potentially high cost to our shareholders in a change in control transaction.

The NCCG Committee administers the Company’s executive compensation arrangements. In conference with the Board of Directors, the NCCG Committee determines the compensation of our Chief Executive Officer. As discussed in more detail below, in determining the compensation for our other Named Executive Officers (as defined below), the recommendations of our Chief Executive Officer, among other factors, are considered by the NCCG Committee. Nevertheless, the NCCG Committee is solely responsible for making the final decisions on compensation for our Named Executive Officers.

The general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•	We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•	We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

Our Company is guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow the Company to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•	Establishing a direct correlation between the total executive compensation paid to the Company’s overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

The executives listed in the Summary Compensation Table in this proxy statement are referred to as the “Named Executive Officers.” Mr. Cragun became our Interim Chief Financial Officer on October 18, 2010, and our Chief Financial Officer on December 29, 2010, following the departure of Brenda Agius as our Chief Financial Officer on October 18, 2010.

Executive Compensation Program Objectives and Overview

Overview

Our Company is dependent upon the experience and talents of our executives to successfully manage our highly technical, complex and rapidly evolving business. Our Company is in a rapidly changing industry, one which regularly experiences paradigm shifting technological developments and shifting trends in the businesses and markets in which we compete. We rely on our executives to successfully address these developments and to improve our business and its performance in order to increase shareholder value. We face a highly competitive executive labor market and face competitors for our executives’ skills of similar size and scale to the Company, as well as larger competitors with greater resources than we have and smaller competitors that seek to hire our executives to facilitate and expedite their own businesses that compete with us directly or in the same industry.

Executive Compensation Programs

The current executive compensation program for the Company is comprised of three key components, which collectively are intended to conform to the Company’s compensation philosophy and to reward our executives based on individual and company performance. The Company uses (1) base salary, (2) quarterly or semi-annual incentive cash bonuses, and (3) long-term equity awards, in the form of stock options, as its primary compensation components. The NCCG Committee considers how each such component of executive compensation promotes retention and rewards performance by the individual and the Company generally when structuring its executive compensation arrangements.

The Company seeks to provide targeted compensation opportunities above the median of competitive market practice in order to attract, retain, and motivate our executives. However, the NGGC Committee may target an individual executive’s compensation higher or lower than the median based on the individual’s role, experience, and/or performance, among other factors. The NCCG Committee uses certain peer companies (as identified below) to inform it of competitive pay levels and generally intends that base salary levels be consistent with competitive market base salary levels. The NCCG Committee generally targets performance-based compensation, such as bonus and long-term incentive equity opportunities to make up a substantial portion of each executive’s total direct compensation opportunity, as achievement of those are tied to company and individual performance and provide long-term incentives to our executives. The NCCG Committee believes that the cash and long-term equity incentives provided to our executives have been designed to provide an effective and appropriate mix of incentives to ensure our executive performance is focused on building long-term stockholder value. In furtherance of this, the NCCG Committee has designed our compensation arrangements for our executive officers such that the performance based compensation opportunities represent a material portion of the total direct compensation opportunity.

The Company does not provide any pensions or other retirement benefits for our executives other than our 401(k) plan. Generally, except for payment of up to $1,500 a month in health insurance payments that would otherwise be paid by our executives, the Company also does not provide any perquisites. The Company provides our executive officers with certain severance protections as a further means of attracting and retaining our key executives and to preserve the stability of our executive team. These severance protections are described below under “Severance and Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

Independent Consultant and Peer Group

The NCCG Committee has retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants, to provide advice to the NCCG Committee with respect to the compensation programs of the Company. Cook & Co. advised the NCCG Committee with respect to trends in executive compensation, the selection of the Company’s peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels. Cook & Co. provided no other services to the Company in 2010 beyond the compensation consulting services provided to our Board of Directors and the NCCG Committee, as noted above.

The NCCG Committee considers peer company data obtained and evaluated by Cook & Co, as well as compensation data compiled by management, in establishing compensation levels. The NCCG Committee utilizes this information to when considering executive compensation arrangements, including the reasonableness of such arrangements from a competitive vantage point. For 2010, the NCCG Committee, in consultation with Cook & Co., considered compensation data for the following companies in 2010: InfoSpace, Openwave Systems, the Knot, Saba Software, Travelzoo, Web.com, marchex, eLoyalty, Double-Take, Innodata, Healthstream, TheStreet.com, Autobytel, Spark Networks, ADAM, Market Leader. This group of companies is referred to by us hereafter as our “peer group” or our “peer companies for 2010.

The peer group was selected based on objective criteria, taking into account company size and industry. The peers revenue and market capitalizations generally fell within a range of 0.3x to 3x ours, with our revenue and market capitalization in the middle range to avoid distortion from size. The peers are technology and/or media companies that have businesses that are generally similar to the Company’s business.

Current Executive Compensation Program Elements

Base Salaries

The Company provides the Named Executive Officers, along with other employees, with base salary to compensate them for their services throughout the year. The NCCG Committee performs an annual review of the base salaries of the Company’s Named Executive Officers. These base salary levels are intended to be generally consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies, including the Company peer group. The NCCG Committee sets base salaries so that a substantial portion of the executives’ total direct compensation remains contingent on performance-based bonuses and long-term incentive equity awards. The NCCG Committee considers and assesses, among other factors, the scope of an executive’s responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to other executives in the Company and relevant competitive data in setting specific salary levels for each of our Named Executive Officers, as well as the Company’s other officers.

The annual base salary of each of our Named Executive Officers was increased effective July 1, 2010, following the NCCG Committee’s review of relevant market compensation data, general economic conditions, and the Company’s financial performance and position. Mr. Clarke’s salary was increased from $350,000 to $415,000, which was the median. Mr. Crair’s salary was increased to the median of $287,000 per year from $270,000 per year, effective July 1, 2010. Mr. Cragun’s salary was increased to $208,500 per year from $199,000 per year, effective July 1, 2010, during which time he was serving as our vice president of finance. Mr. Cragun’s salary was subsequently increased again to $220,000 per year on October 18, 2010, in connection with becoming our interim chief financial officer (the 25th percentile), and to $268,000 per year on January 1, 2011, in connection with becoming our permanent chief financial officer (the 60th percentile). Mr. Plonski’s salary was increased to $268,000 per year from $260,000 per year, effective July 1, 2010. Mr. Reinke’s salary was increased to $227,500 per year from $215,000 per year (the median), effective July 1,

2010. Our former chief financial officer, Ms. Agius, had her salary increased from $260,000 per year to $268,000 per year (the 60th percentile), effective July 1, 2010.

Cash Bonuses

For 2010, the Committee approved a cash bonus plan (“Bonus Plan”) under which our Named Executive Officers were eligible to earn cash bonuses based on achievement against pre-determined semi-annual performance goals. The cash bonus incentive opportunity is intended to motivate and reward executives by tying a significant portion of their total compensation to the achievement of pre-established performance metrics that are generally short-term. The Committee determined that use of independent semi-annual performance and payment periods for 2010 was appropriate in light of the Company’s strong growth and the difficulty in setting meaningful annual performance goals.

First-Half 2010 Bonus

For the First-Half 2010 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 70% and 150% of target depending on performance. Performance is measured against Company-wide financial goals and individual performance goals. The weighting of the Company and individual goal components range from 50% to 80% and 20% to 50%, respectively. In determining the mix of Company and individual performance goals for each executive, the Committee considered each executive’s ability to affect Company-wide performance and the importance of individual contributions.

		Bonus Goal		1st-Half Bonus Opportunity
		Weightings		(% of 1st Half Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum

Heath B. Clarke	CEO	80%	20%	52.5%	75%	112.5%
Stanley B. Crair	President & COO	75%	25%	35%	50%	75%
Kenneth S. Cragun	CFO and Secretary(1)	50%	50%	21%	30%	45%
Michael O. Plonski	CTO	70%	30%	28%	40%	60%
Scott Reinke	General Counsel	50%	50%	21%	30%	45%
Brenda Agius	Former CFO(2)	70%	30%	28%	40%	60%

(1)	Mr. Cragun served as the Company’s Vice President of Finance for the duration of the First-Half period.

(2)	Ms. Agius served as the Company’s Chief Financial Officer for the duration of the First-Half period.

First-Half Bonus: Company Performance Component

The Company performance component of the First-Half period was based equally on Revenue and Adjusted Net Income1. The Committee believes these metrics, and the related goals, are the key drivers of delivering value to our stockholders. The Revenue and Adjusted Net Income targets were set to the Company’s

1 Adjusted Net Income (Loss) is defined by the Company as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges, warrant revaluation and non-recurring items. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) and earnings (loss) per share, which we believe are the most comparable GAAP measures, in the company’s press release dated February 7, 2011, as furnished on the Company’s Form 8-K filed with the Securities and Exchange Commission on February 7, 2011. The Company believes that Adjusted Net Income (Loss) provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities, expense from the Company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges, and non-recurring charges which are not directly attributable to the underlying performance of the Company’s business operations. Management used Adjusted Net Income (Loss)

budget for the period. The Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 70% and 150% of target. For the First-Half period, the Company’s performance was above the target for both the Revenue and Adjusted Net Income goals. The resulting bonus payout for the Company performance component was 129% of target. The performance levels and actual performance for First-Half 2010 are shown in detail below:

		1st-Half Company Performance Goals				Actual 1st-Half
		Threshold	Target		Maximum	Results		1-H
Metric	Weighting	($ mil.)	($ mil.)		($ mil.)	($ mil.)		Bonus %

Revenue	50%	$26.38	$37.69		$56.53	$40.62		108%
Adjusted Net Income	50%	$2.43	$3.47	(1)	$5.21	$5.03		150%
						Total Bonus	%	129%

(1)	Target included the potential bonus expense for the first half of 2010.

First-Half Bonus: Individual Performance Component

The individual performance component of each Named Executive Officer’s bonus is determined by the Committee and actual bonuses can range between 0% and 150% of target. The Committee’s assessment is based on performance against pre-set strategic objectives and for Named Executive Officers, except the Chief Executive officer, the general recommendations and performance evaluations of the Chief Executive Officer. For the First-Half period, the Committee’s bonus decisions were based upon the following individual goals.

Heath B. Clarke — The Committee awarded Mr. Clarke a bonus equal to 110% of target for the individual performance component. In addition to delivering financial performance during the period, the Committee recognized Mr. Clarke’s achievement of the following key strategic objectives: achievement of subscriber targets, enhancement of traffic reporting systems, introduction and Board-approval of growth plans, completion of the Octane360 acquisition, achievement of traffic targets, enhancement of network business platform and achievement of financing objectives. The Committee determined that most of these objectives were achieved, certain of them, including the achievement of a $30 million line of credit, were overachieved, while others were underachieved, including goals with respect to enhancement of the network business platform.

Stanley B. Crair — Based in part on the CEO’s recommendation, the Committee approved Mr. Crair’s individual performance bonus component at 96% of target. Mr. Crair’s goals were tied to achievement of traffic targets, enhancement of traffic reporting systems, Local.com site enhancements, certain facilities based goals, growth of the Network business unit, and enhancement of the SAS operations plan. The Committee’s decision to award an amount below target was based on achievement of most goals satisfactorily, partially offset by achievement of a less than planned increase in organic traffic.

Kenneth S. Cragun — During the first half of the fiscal year, Mr. Cragun served as our Vice President of Finance and was not an executive officer of the Company. His bonus based on individual performance was approved by the CEO and was equal to 106% of target. Mr. Cragun’s goals were tied to annual audit related matters, SEC reporting matters, enhancement of business unit financial reporting, enhancements to the financial forecasting processes and executive financial reporting dashboard, developing a second half 2010 budget, and completion of the Octane360 acquisition. The decision to award Mr. Cragun an amount above target was based on the Committee’s determination that Mr. Cragun met or exceeded nearly all of these goals.

Michael O. Plonski — Based in part on the CEO’s recommendation, the Committee approved Mr. Plonski’s individual performance bonus component at 108% of target. Mr. Plonski’s goals were related to achievement of traffic targets, development and deployment of key product functionality, enhancing technology support plans, achievement of certain site performance metrics, and completion of the Octane360 acquisition. The decision to
1 in evaluating the overall performance of the Company’s business operations, making it useful to the NCCG Committee in evaluating management’s performance.

award Mr. Plonski an amount above target was based on the Committee’s determination that Mr. Plonski met many or his targets, exceeded others, including assistance with acquisition matters and certain technology development milestones, while underperforming others, including with respect to certain other technology development goals and achievement of certain traffic target goals.

Brenda Agius — Based in part on the CEO’s recommendation, the Committee approved Ms. Agius’s individual performance bonus component at 116% of target. Ms. Agius’s goals related to accounting, finance, and investor relations matters. The approved award was based on Ms. Agius’s key accomplishments related to exceeding the Board-approved budget, closing of the $30 million line of credit, and achievement of certain investor relations goals.

Scott Reinke — Based in part on the CEO’s recommendation, the Committee determined Mr. Reinke’s individual performance bonus component to be earned at 106% of target. Mr. Reinke’s goals were based on the legal matters of the Company related to risk management, litigation, contracts, and securities regulations.

Total First-Half bonuses for our Named Executive Officers are summarized in the following table.

	Total 1st-Half	Performance	Actual	Actual 1st-Half
Executive Officer	Target Bonus	Components	Bonus %	Cash Bonus

Heath B. Clarke	$131,250	Company (80)%	129%	$135,329
		Individual (20)%	110%	$28,757

				$164,086

Stanley B. Crair	$67,500	Company (75)%	129%	$65,248
		Individual (25)%	96%	$16,263

				$81,511

Kenneth S. Cragun	$29,850	Company (50)%	129%	$19,238
		Individual (50)%	106%	$15,765

				$35,003

Michael O. Plonski	$52,000	Company (70)%	129%	$46,914
		Individual (30)%	108%	$16,887

				$63,801

Scott Reinke	$32,250	Company (50)%	129%	$20,783
		Individual (50)%	106%	$17,012

				$37,795

Brenda Agius	$52,000	Company (70)%	129%	$46,914
		Individual (30)%	116%	$18,038

				$64,952

Second-Half 2010 Bonus

For the Second-Half 2010 Bonus plan, the Committee maintained a similar structure as used in the First-Half 2010 Bonus. Actual awards were based on performance against pre-set Company-wide financial goals and individual performance objectives. The relative weighting of the Company and individual goal components for each Named Executive Officer was the same as in the First Half Bonus, except for Mr. Cragun. The Committee increased the portion of Mr. Cragun’s bonus tied to Company-wide results from 50% to 70% following his promotion to interim Chief Financial Officer.

In addition, the Committee increased each Named Executive Officer’s target bonus opportunity based on market data provided by the Committee’s independent consultant. In connection with the July 1 salary increases, the new target bonus levels were set at a level to provide target annual cash compensation opportunities consistent with the median of our peers.

		Bonus Goal		2nd-Half Bonus Opportunity
		Weightings		(% of Second Half Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum

Heath B. Clarke	CEO	80%	20%	56%	80%	120%
Stanley B. Crair	President & COO	75%	25%	42%	60%	90%
Kenneth S. Cragun	CFO and Secretary(1)	70%	30%	28%	40%	60%
Michael O. Plonski	CTO	70%	30%	31.5%	45%	67.5%
Scott Reinke	General Counsel	50%	50%	28%	40%	60%
Brenda Agius	Former CFO(2)	70%	30%	38.5%	55%	82.5%

(1)	Mr. Cragun was promoted to Interim Chief Financial Officer effective October 18, 2010. The bonus targets and the split between Company and Individual performance goals reflect changes approved by the Committee concurrent with Mr. Cragun’s promotion.

(2)	Ms. Agius served as our Chief Financial Officer until October 18, 2010.

Second-Half Bonus: Company Performance Component

As with the First Half period, the Committee determined that Company performance would be measured equally on revenue and adjusted net income. The revenue and adjusted net income targets were set to the Company’s budget for the period. The revenue and adjusted net income goals for the Second Half period were 26% and 217% higher than in the First-Half period, respectively. The Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 70% and 150% of target. For the Second-Half period, the Company’s performance was below-target for the revenue goal and above-target adjusted net income goals. The resulting bonus payout for the Company performance component was 129% of target. The performance levels and actual performance for Second-Half 2010 shown in detail below:

		2nd-Half Company Performance Goals			Actual 2-H
		Threshold	Target	Maximum	Results	1-H
Metric	Weighting	($ mil.)	($ mil.)	($ mil.)	($ mil.)	Bonus %

Revenue	50%	$33.29	$47.56	$71.34	$42.23	78%
Adjusted Net Income	50%	$5.257	$7.51	$11.27	$8.42	124%
					Total Bonus %	101%

Second-Half Bonus: Individual Performance Component

In the Second-Half period, the determination of the individual performance component of each Named Executive Officer’s bonus followed the same process as used in the First-Half period, except that the Committee approved Mr. Cragun’s bonus following his promotion to interim Chief Financial Officer.

Heath B. Clarke — The Committee awarded Mr. Clarke a bonus equal to 106% of target for the individual performance component. In addition to delivering strong financial performance during the period, the Committee recognized Mr. Clarke’s achievement of the following key strategic objectives: Local.com website enhancements, integration of Octane360 products, services and operations into Local.com and increasing related revenues from Octane360, certain financing and corporate development activities, among others. Each of these objectives were met or exceeded. Other objectives, including achievement of certain traffic targets, achieving certain subscriber targets, and achieving certain Network partner targets were not fully achieved.

Stanley B. Crair — Based in part on the CEO’s recommendation, the Committee approved Mr. Crair’s individual performance bonus component at 97% of target. Mr. Crair’s goals were tied to Local.com website enhancements, achieving certain Network partner targets, achievement of subscriber targets, integrating Octane360 products, services and operations into Local.com, developing certain compensation structures, certain marketing goals, achievement of traffic targets, enhancement of traffic reporting systems. The Committee’s decision to award an amount below target was based on achievement of most goals satisfactorily, including some, such as Octane360 integration and achievement of certain Network partner targets, that were outperformed against target, offset by achievement of less than targeted traffic objectives and subscriber targets.

Kenneth S. Cragun — Based in part on the CEO’s recommendation, the Committee approved Mr. Cragun’s individual performance bonus component at 116% of target. Mr. Cragun’s goals were tied enhancing the financial and business models for certain of the Company’s business units, certain financial modeling enhancements and allocation methodologies, integration targets related to the Octane360 acquisition, enhancing certain regulatory compliance plans, certain financing activities, and assuming role of Interim Chief Financial Officer. The decision to award Mr. Cragun an amount above target was based on the Committee’s determination that Mr. Cragun met the vast majority of these goals, exceeded certain others, including with respect to the financing matters and assuming his new Chief Financial Officer duties, while performing slightly below target with respect to certain financial modeling enhancements and allocation methodologies.

Michael O. Plonski — Based in part on the CEO’s recommendation, the Committee approved Mr. Plonski’s individual performance bonus component at 112% of target. Mr. Plonski’s goals were related to increasing achieving traffic targets, Local.com website enhancements, integration targets related to the Octane360 acquisitions, certain facilities related goals, enhancement of certain product functionality, certain financing activities. The decision to award Mr. Plonski an amount above target was based on the Committee’s determination that Mr. Plonski met many or his targets, exceeded others, including the Local.com website enhancements and facilities related goals, while underperforming others, including with respect to certain product enhancement goals and traffic targets.

Brenda Agius — Ms. Agius’ employment with the Company was terminated prior to the completion of the Second-Half period. As such, Ms. Agius did not earn a bonus under the Bonus Plan.

Scott Reinke — Based in part on the CEO’s recommendation, the Committee determined Mr. Reinke’s individual performance bonus component to be earned at 127% of target. Mr. Reinke’s goals were tied to assuming certain legal functions in-house, establishing new outside counsel contacts, certain corporate development activities, developing certain intellectual property initiatives, and assisting with financing activities. The decision to award Mr. Reinke an amount above target was based on the Committee’s determination that Mr. Reinke exceeded the vast majority of these goals, while performing slightly below target with respect to only one target related to the establishing new outside counsel contacts.

Total Second-Half bonuses for our Named Executive Officers are summarized in the following table.

	Total 2nd-Half	Performance	Actual	Actual 2nd-Half
Executive Officer	Target Bonus	Components	Bonus %	Cash Bonus

Heath B. Clarke	$166,000	Company (80)%	101%	$134,051
		Individual (20)%	106%	$35,175

				$169,226

Stanley B. Crair	$86,100	Company (75)%	101%	$65,183
		Individual (25)%	97%	$20,799

				$85,982

Kenneth S. Cragun	$37,672	Company (70)%	101%	$26,619
		Individual (30)%	116%	$13,067

				$39,686

Michael O. Plonski	$60,300	Company (70)%	101%	$42,608
		Individual (30)%	112%	$20,236

				$62,844

Scott Reinke	$45,500	Company (50)%	101%	$22,964
		Individual (50)%	127%	$28,796

				$51,760

Brenda Agius	$73,700	Company (70)%	0%	$0
		Individual (30)%	0%	$0

				$0

Discretionary Bonuses

On January 27, 2011, the Committee approved payment of a $3,500 bonus to Mr. Reinke in recognition of his exemplary efforts in connection with a certain business development transaction. This award was made outside of the Bonus Plan because such effort was not included in Mr. Reinke’s individual performance goals under the Bonus Plan.

Long-Term Incentive Equity Awards

The Company relies on long-term incentive equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing the market value for our Company. The Company has historically made annual grants of stock options to align the interests of our executives with those of our shareholders, while promoting focus by our executives’ on the long-term financial performance of the Company, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention of our executives.

The NCCG Committee considers competitive grant data for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and value to the Company when determining the size of equity-based awards. Additionally, the NCCG Committee also considers the executive’s historic total compensation, including prior equity grants and value realized from those grants, as well as the number and value of shares owned by the executive, the number and value of shares which continue to be subject to vesting under outstanding equity grants previously made to such executive, and each executive’s tenure, responsibilities, experience and value to the Company. No one fact is given any specific weighting and the NCCG Committee exercises its judgment to determine the appropriate size of awards.

As with prior years, all of the Company’s 2010 long-term incentive grants to our Named Executive Officers were in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. As a consequence, our Named Executive Officer will only realize actual, delivered compensation value if our shareholders realize value through stock price appreciation after the date of grant of the options. The stock options also function as a retention incentive for our executives as they generally vest in installments over a period of three years after the date of grant.

2010 Annual Option Grants.  In December 2010, the NCCG Committee approved grants of stock options to each of the then-employed Named Executive Officers. The NCCG Committee considered the factors identified above in determining the amounts of these grants. The stock option awards granted to the Named Executive Officers in December 2010 are scheduled to vest over a three-year period, contingent on the executive’s continued employment with the Company through the third-anniversary of the grant date, subject to certain earlier vesting in the event of certain severance and change in control scenarios, each as more particularly described below.

Promotion Grant for Mr. Cragun.  In October 2010, the NCCG Committee approved a grant of stock options to Mr. Cragun in connection with his assuming the role of interim chief financial officer. Another subsequent grant of stock options was made to Mr. Cragun when he was named our permanent chief financial officer. These grants were negotiated with Mr. Cragun in connection with his joining the Company and determined based on his experience and qualifications, as well as his expected responsibilities with the Company.

Grant Practices.  The Company does not have any plan, program, or practice to time the grant of equity-based awards to our executives or any of our employees in coordinate with the release of material non-public information. All equity grants are made under the Company’s stock plans, which have been approved by the Company’s stockholders. The per share exercise price of stock options cannot be less than the closing sale price of the Company’s common stock on the grant date. The NCCG Committee typically makes annual grants of stock options in the month of December and when an officer begins employment or is promoted.

Severance and Change in Control Severance Benefits

The Company provides severance, including change-in-control severance, to each of the Named Executive Officers as well as other members of the Company’s management team, as provided for in their respective employment agreements. It is the belief of the NCCG Committee that the severance offered by the Company helps to retain the Company’s management team, including its Named Executive Officers, by providing a stable work environment in which these employees are provided certain economic benefits in the event their employment is actually or constructively terminated, including in connection with a change in control of the Company. It also helps to create a mutually beneficial separation as the Company is able to secure a release from claims. The Company believes that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding continued employment of our executives and other key employees and the change-in-control severance benefits offered by the Company will alleviate much of that uncertainty. The material terms of the change-in-control severance benefits offered to our Named Executive Officers are described below in the section entitled “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers.”

In providing severance agreements, the NCCG Committee considers best practices. Severance benefits available following a change-in-control are provided only on a “double-trigger” basis which means that there must be both a change in control of the Company and a termination, either actually or constructively, of the eligible employee’s employment in the circumstances described in the “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers” section below. In addition, when the Company entered into amended agreements with its Named Executive Officers in 2010, excise tax gross-up provisions and “single-trigger” severance payment provisions were removed. The Company does not maintain any severance plans beyond the severance benefits provided for in the employment agreements with our Named Executive Officers and other members of the Company’s management team.

Under their employment agreements, each of our Named Executive Officers, including Mr. Clarke, would be entitled to severance benefits in the event of his termination by the Company without cause or by the Named Executive Officer for good reason, or to due to his disability and, to a lesser extent, his death. The NCCG Committee determined that it is appropriate to provide the Named Executive Officers with these severance benefits under these circumstances in light of their positions with the Company, general competitive practices, and as part of their overall compensation package.

The Named Executive Officers and certain other members of the management team are also entitled to accelerated vesting of all of their respective stock option awards in the event of a change in control or a termination without cause by the Company or a termination for good reason by the Named Executive Officer within the 120 day period preceding or following a change in control of the Company. Further, if accelerated vesting of all stock option awards is not available as described above, the Named Executive Officers and certain other members of the management team are entitled to accelerated vesting of those stock option awards that would vest during the initial period of their employment agreements with the Company in the event of a termination without cause by the Company or a termination for good reason by the Named Executive Officer outside of the 120 day period preceding or following a change in control of the Company. The NCCG Committee determined that this severance benefit was appropriate for each of its Named Executive Officers and certain of its management team based upon their positions with the Company, general competitive practices, and as part of their overall package.

Recipients of long-term incentive equity awards are also entitled to limited severance protections with respect to awards granted prior to the applicable severance event. The NCCG Committee determined that these protections help maximize the retention benefits to the Company of the long-term incentive equity awards and are consistent with general competitive practices.

Material NCCG Committee Actions After Fiscal 2010

In January 2011, the NCCG Committee adjusted its Cash Bonus program for 2011 to be based on quarterly Company financial performance and corresponding quarterly cash bonus payments during the first half of 2011, as opposed to semi-annual performance periods and payments, as was the case in 2010. The NCCG Committee considered the impact that recent material shifts in revenue faced by the Company and determined that semi-annual financial performance goals would provide the employees with too great of an opportunity to over-achieve its financial performance goals based on factors unrelated to superior performance.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer and certain of its other executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

The Company and the NCCG Committee review and consider the deductibility of executive compensation under Section 162(m). The Company believes that the realized gains on nonqualified stock options at the time of exercise are fully deductible under the terms of the Company’s shareholder-approved stock plan. The Company and the NCCG Committee may, however, from time to time approve compensation arrangements for our executive officers that may not satisfy the requirements of Section 162(m).

Compensation Risk Assessment

The Company conducted a risk assessment of the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The NCCG assessed the compensation arrangements for the Company’s Named Executive Officers and concluded that they do not encourage unnecessary or excessive risk-taking. In particular, the NCCG Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our executive performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. While the Company’s performance-based cash bonuses are based on the achievement of Company financial goals and individual performance objectives, the amount of such bonuses are based on a percentage of salary, are capped under the Cash Bonus Program, and the Cash Bonus Programs represent only a portion of executives’ overall total compensation opportunities. The NCCG Committee and Company further have discretion under the Cash Bonus Program to reduce bonus payments based on individual performance. A significant portion of each executive’s compensation is in the form of long-term incentive equity awards. Long-term incentive awards are generally made on an annual basis and are subject to a multi-year vesting schedule which helps ensure that award recipients always have significant value tied to long-term stock price performance.

Nominating, Compensation and Corporate Governance Committee Report

The NCCG Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this proxy statement. Based upon this review and discussion, the NCCG Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in this proxy statement.

NCCG Committee of the Board of Directors

John E. Rehfeld (Chairman)
Theodore E. Lavoie
Philip K. Fricke

April 26, 2011

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2010, 2009 and 2008 by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers in 2010. We refer to our Chief Executive Officer, Chief Financial Officer and these other executive officers as the named executive officers in this proxy.

2010 Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)

Heath B. Clarke	2010	382,500	333,226	454,047	—	1,169,773
Chief Executive Officer and	2009	310,833	246,289	105,331	—	662,453
Chairman of the Board	2008	270,000	115,514	265,221	—	650,735
Stanley B. Crair(2)	2010	278,500	167,493	268,300	—	714,293
President and Chief	2008	256,667	157,906	57,345	—	471,918
Operating Officer	2008	230,000	79,910	191,549	—	501,459
Kenneth S. Cragun(3)	2010	206,277	74,689	141,568	—	422,534
Chief Financial Officer and Secretary
Michael O. Plonski(4)	2010	264,000	126,645	53,660	—	444,305
Chief Technology Officer	2009	113,331	88,636	942,136	75,000	1,219,103
Scott Reinke(5)	2010	221,250	93,055	103,192	—	417,497
General Counsel
Brenda Agius(6)	2010	208,167	64,952	—	115,302	388,421
Former Chief Financial	2009	221,667	128,470	348,842	75,000	773,979
Officer and Secretary

(1)	The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year Option	Expected		Risk Free	Dividend
Granted	Life	Volatility	Interest Rate	Yield

2010	5.2 years	86.08%	1.90%	None
2009	7.0 years	100.00%	2.76%	None
2008	7.0 years	100.00%	3.50%	None

(2)	Mr. Crair resigned as our President and Chief Operating Officer in May 2011.

(3)	Mr. Cragun was promoted to interim chief financial officer and became a Named Executive Officer in October 2010. As a result, the 2010 Summary Compensation Table only includes his 2010 compensation information.

(4)	Mr. Plonski joined us on July 27, 2009, and was paid his salary from that date. During 2009, Mr. Plonski received other compensation of $75,000 for relocation.

(5)	Mr. Reinke was not a named executive officer prior to 2010. As a result, the 2010 Summary Compensation Table only includes his 2010 compensation information.

(6)	Ms. Agius joined us on February 23, 2009, and was paid her salary from that date until her resignation as our Chief Financial Officer effective October 18, 2010. During 2009, Ms. Agius received other compensation of $75,000 for relocation. During 2010, Ms. Agius received severance pay in accordance with her separation agreement.

Stock Options Granted — 2010

The following table provides information regarding grants of stock options that we granted to the named executive officers during the fiscal year ended December 31, 2010. All options were granted at the fair market value of our Common Stock on the date of grant, as determined by our Board. Each option represents the right to purchase one share of our Common Stock. None of the shares subject to options are vested at the time of grant and 33.33% of the shares subject to such option grants vest on the date which is one year from the date of grant. The remainder of the shares vests in equal quarterly installments over the eight quarters thereafter.

2010 Stock Options Granted

		All Other Option		Grant Date
		Awards:		Fair Value
		Number of Securities	Exercise or	of Stock and
		Underlying	Base Price of	Option
	Grant	Options	Option Awards	Awards
Name	Date	(#)(1)	($/Sh)	($)

Heath B. Clarke	12/10/2010	110,000	6.01	454,047
Stanley B. Crair	12/10/2010	65,000	6.01	268,300
Kenneth S. Cragun	10/18/2010	25,000	4.85	87,907
	12/10/2010	13,000	6.01	53,660
Michael O. Plonski	12/10/2010	13,000	6.01	53,660
Scott Reinke	12/10/2010	25,000	6.01	103,193

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

Employment Agreements and Change in Control Arrangements with Our Named Executive Officers

Employment Agreements

We entered into amended and restated employment agreements with each of Messrs. Clarke, Crair, Cragun, Plonski and Reinke on April 26, 2010, and a subsequently amended and restated employment agreement with Mr. Cragun on October 18, 2010, upon his appointment as interim chief financial officer. Each of those employment agreements has a term of one year and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.

If we terminate an executive’s employment agreement without cause (the definition of which is summarized below), or if an executive terminates his or her agreement with good reason (the definition of which is also summarized below), each as defined in the agreement, we are obligated to pay that executive: (i) his or her annual salary and other benefits earned prior to termination, (ii) his or her annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s employment agreement remained in force through the end of the initial one-year term of the amended and restated agreement will be fully vested immediately prior to such termination, and (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive.

Notwithstanding the foregoing, in the event of a change of control or a termination without cause or for good reason by the executive within 120 days of a change of control, all options granted to the executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by the Company. Furthermore, in the event of a termination without cause of for good reason by the executive in connection with a change of control, we are obligated to pay that executive: (i) his or her annual salary and other benefits earned prior to termination, (ii) 1.25 times his or her annual salary payable in a lump sum, (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum, and (iv) benefits for 15 months following the date of termination.

Under the terms of the agreements, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of the securities of the Company, exclusive of securities acquired directly from the Company;

•	The acquisition by any person of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

•	Certain changes in the composition of the Board;

•	Certain mergers and consolidations of the Company where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of a plan of liquidation of the Company or the consummation of the sale of all or substantially all of the Company’s assets where certain voting thresholds are not maintained.

Under the terms of the agreements, “cause” is generally defined as:

•	Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to the Company;

•	Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment of the Company, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of the Board or failure to devote substantially all of the business time and effort to the Company, upon notice; and

•	Material breaches of the agreement by executive.

Under the terms of the agreements, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	Material breach of the agreement by the Company;

•	Failure to have any successor in interest to the Company assume the employment agreement;

•	A relocation of the executive to offices farther than 25 miles away from the location set forth in the agreement;

•	A change in executive’s reporting; and

•	The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities.

Separation Agreement

Brenda Agius

We entered into a separation and general release agreement (“Agius Agreement”) with Brenda Agius, our former chief financial officer and secretary. Under the terms of the Agius Agreement, we paid Ms. Agius her unpaid, earned wages and unused vacation pay and are obligated to pay her $268,000, representing one year’s base salary, in equal installments over the twelve month period following her separation from the Company.

We will also pay Ms. Agius a bonus of $118,938, representing bonus earned over the previous four quarters immediately prior to the Agius Agreement, the first 50% of which was paid on December 30, 2010, and the remaining 50% shall be payable on or before July 1, 2011. In addition, we have agreed to pay 100% of Ms. Agius’ health insurance premiums through October 2011 to the extent Ms. Agius elected to continue her health care insurance coverage under COBRA. Ms. Agius has the right to exercise any vested stock options through October 18, 2011. Additionally, we agreed that in any transaction constituting a “Change of Control” (as defined in Ms. Agius’ employment agreement), Ms. Agius will be included in any continuing “tail” coverage with respect to director and officer insurance policies that may be purchased for or provided to our current directors and officers at the time of any such Change of Control, as if Ms. Agius were still employed by us.

Stanley B. Crair

We entered into a separation and general release agreement (“Crair Agreement”) with Stanley B. Crair, our former president and chief operating officer. Under the terms of the Crair Agreement, we paid Mr. Crair his unpaid, earned wages and unused vacation pay and are obligated to pay him $287,000, representing one year’s base salary, in equal installments over the twelve month period following his separation from the Company. We will also pay Mr. Crair a bonus of $174,962, representing bonus earned over the previous four quarters immediately prior to the Crair Agreement, which will be paid in accordance with the Company’s standard bonus payment practices. In addition, we have agreed to pay 100% of Mr. Crair’s health insurance premiums through May 2012 to the extent Mr. Crair elected to continue his health care insurance coverage under COBRA. Mr. Crair has the right to exercise any vested stock options through May 11, 2012.

Outstanding Equity Awards at Fiscal Year-End — 2010

The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options held as of December 31, 2010, by each of our named executive officers.

2010 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Heath B. Clarke	114,118	—		4.00	12/31/2011
	29,676	—		16.59	1/14/2015
	10,331	—		5.53	5/18/2015
	15,000	—		9.90	6/3/2015
	26,512	—		6.79	11/15/2015
	29,642	—		4.21	3/9/2016
	25,358	—		4.21	3/9/2011
	19,579	—		3.84	12/14/2011
	67,500	—		4.74	12/13/2017
	44,999	22,501	(1)	4.74	12/13/2017
	—	67,500	(2)	4.70	6/3/2018
	37,154	33,683	(3)	1.57	3/12/2019
	—	110,000	(4)	6.01	12/10/2020
Stanley B. Crair	118,000	—		7.75	7/6/2015
	15,500	—		6.29	8/12/2015
	40,000	—		3.83	3/9/2016
	44,500	—		3.49	12/14/2016
	48,750	—		4.74	12/13/2017
	32,499	16,251	(1)	4.74	12/13/2017
	—	48,750	(2)	4.70	6/3/2018
	22,672	18,338	(3)	1.57	3/12/2019
	—	65,000	(4)	6.01	12/10/2020
Kenneth S. Cragun	20,999	25,001	(5)	2.31	4/1/2019
	—	19,167	(6)	2.31	4/1/2019
	—	19,166	(7)	2.31	4/1/2019
	—	25,000	(8)	4.85	10/18/2020
	—	13,000	(4)	6.01	12/10/2020
Michael O. Plonski	53,296	75,834	(9)	4.34	8/11/2019
	—	43,333	(10)	4.34	8/11/2019
	—	43,333	(11)	4.34	8/11/2019
	—	43,334	(12)	4.34	8/11/2019
	—	13,000	(4)	6.01	12/10/2020
Scott Reinke	22,914	27,088	(13)	3.38	4/30/2019
	10,416	14,584	(14)	4.21	8/11/2019
	—	25,000	(15)	4.21	8/11/2019
	—	25,000	(4)	6.01	12/10/2020
Brenda Agius	101,110	—		1.62	10/18/2011

(1)	33.33% of total grant vested on December 13, 2009, and the remainder vests each quarter over the next 8 quarters commencing after December 13, 2009.

(2)	33.33% of total grant vests on June 3, 2011, and the remainder vests each quarter over the next 8 quarters commencing after June 3, 2011.

(3)	33.33% of total grant vested on March 12, 2010, and the remainder vests each quarter over the next 8 quarters commencing after March 12, 2010.

(4)	33.33% of total grant vests on December 10, 2011, and the remainder vests each quarter over the next 8 quarters commencing after December 10, 2011.

(5)	33.33% of total grant vested on April 1, 2010, and the remainder vests each quarter over the next 8 quarters commencing after April 1, 2010.

(6)	33.33% of total grant vests on April 1, 2011, and the remainder vests each quarter over the next 8 quarters commencing after April 1, 2011.

(7)	33.33% of total grant vests on April 1, 2012, and the remainder vests each quarter over the next 8 quarters commencing after April 1, 2012.

(8)	33.33% of total grant vests on October 18, 2011, and the remainder vests each quarter over the next 8 quarters commencing after October 18, 2011.

(9)	33.33% of total grant vested on July 27, 2010, and the remainder vests each quarter over the next 8 quarters commencing after July 27, 2011.

(10)	33.33% of total grant vests on July 27, 2011, and the remainder vests each quarter over the next 8 quarters commencing after July 27, 2011.

(11)	33.33% of total grant vests on July 27, 2012, and the remainder vests each quarter over the next 8 quarters commencing after July 27, 2012.

(12)	33.33% of total grant vests on July 27, 2013, and the remainder vests each quarter over the next 8 quarters commencing after July 27, 2013.

(13)	33.33% of total grant vested on April 30, 2010 and the remainder vests each quarter over the next 8 quarters commencing after April 30, 2010.

(14)	33.33% of total grant vested on August 3, 2010 and the remainder vests each quarter over the next 8 quarters commencing after August 3, 2010.

(15)	33.33% of total grant vests on August 3, 2011, and the remainder vests each quarter over the next 8 quarters commencing after August 3, 2011.

Options Exercises and Stock Vested — 2010

The following table sets forth the information concerning stock options that were exercised during the fiscal year ended 2010 for our named executive officers. There we no stock awards vesting during the fiscal year ended 2010.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Heath B. Clarke	52,990	$196,643
Stanley B. Crair	10,000	$60,153
Kenneth S. Cragun	4,000	$18,965
Michael O. Plonski	870	$2,749
Scott Reinke	24,996	$127,000

Transactions with Related Persons

Our Audit Committee monitors and reviews issues involving potential conflicts of interest and approves all transactions with related persons as defined in Item 404 of Regulation S-K under the securities laws.

Examples of such transactions that must be approved by our Audit Committee include, but are not limited to any transaction, arrangement, relationship (including any indebtedness) in which:

•	the aggregate amount involved is determined to by the Audit Committee to be material;

•	the Company is a participant; and

•	any of the following has or will have a direct or indirect interest in the transaction:

•	an executive officer, director, or nominee for election as a director;

•	a greater than five percent beneficial owner of our Common Stock; or

•	any immediate family member of the foregoing.

When reviewing transactions with related person, the Audit Committee applies the standards for evaluating conflicts of interest outlined in the Company’s written Code of Business Conduct and Ethics. There were no reportable transactions during 2010.

Termination and Change of Control Benefits

The table below sets forth estimated payments with respect to our Named Executive Officers upon the termination of employment with the Company under various circumstances and upon a change in control (“CIC”).

				Involuntary
				Without
	Involuntary	Involuntary		Cause or for
	for Cause	Without Cause		Good Reason
	or Without	or for	Death/	in Connection
	Good Reason	Good Reason	Disability	With CIC

Heath B. Clarke
Cash Severance	$—	$747,000	$747,000	$933,750
Stanley B. Crair
Cash Severance	$—	$459,200	$459,200	$574,000
Kenneth S. Cragun
Cash Severance	$—	$308,000	$308,000	$385,000
Michael O. Plonski
Cash Severance	$—	$388,600	$388,600	$485,750
Scott Reinke
Cash Severance	$—	$318,500	$318,500	$398,125

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local.com. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, the Company believes each reporting person has complied with the disclosure requirements with respect to transactions made during 2010.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

Haskell & White LLP has served as the Company’s independent registered public accounting firm for all fiscal years ending December 31, since 2003. Haskell & White LLP has been appointed by the Audit

Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

A representative of Haskell & White LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for fiscal year ending December 31, 2011.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for professional audit services rendered by Haskell & White LLP for audit of our annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services provided by Haskell & White LLP for the years ended December 31, 2010 and 2009.

	Years Ended December 31,
	2010	2009

Audit Fees	$236,004	$185,527
Audit-Related Fees	16,345	3,010
Tax Fees	910	7,600
All Other Fees	950	1,635

Total Fees Paid	$254,209	$197,772

Audit Fees

The aggregate fees for the annual audit of our financial statements, review of our quarterly financial statements and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees for the auditor’s consent for use of our audited financial statements in our S-8 registration statement and our Form 10-K/A, and review of our Form 10-Q/A and SEC comment letter responses.

Tax Fees

The aggregate fees for tax preparation, tax advice and tax planning.

All Other Fees

The aggregate fees for services related to our acquisitions.

Our audit committee pre-approves all services provided by Haskell & White LLP.

PROPOSAL 3 — APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN.

On April 26, 2011, the Board of Directors adopted the Company’s 2011 Omnibus Incentive Plan (the “Plan”), subject to the approval of the stockholders at our 2011 Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this proxy statement as Exhibit A.

Summary of the Plan

Purpose of the Plan.  The purpose of the Plan is to assist us and any subsidiaries we may have in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available.  The maximum number of shares of Common Stock that are available for awards under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 1,440,000 shares, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2010 under our 2004 Equity Incentive Plan, as amended, (“2004 Plan), our 2005 Equity Incentive Plan (“2005 Plan”), our 2007 Equity Incentive Plan (“2007 Plan) and our 2008 Equity Incentive Plans, as amended (“2008 Plan”) (collectively with our 1999 and 2000 Equity Incentive Plans, the “Prior Plans”) and one and three-tenths (1.3) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2010 under the Prior Plans. Any shares of Common Stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as one and three-tenths (1.3) shares of Common Stock for every one (1) share of Common Stock granted. After the date of the approval of the Plan by stockholders, no awards may be granted under the Prior Plans.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2010 any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cancellation. The shares of Common Stock will be added back as one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the Prior Plans and (ii) as one and three-tenths (1.3) shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise and (iv) shares repurchased in the open market with the proceeds from the exercise of an option.

Shares of Common Stock under awards made under the Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or a subsidiary combine (“Substitute Awards), do not reduce the maximum number of shares that are available for awards under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that are available for awards under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) is 1,440,000 shares.

Eligibility.  Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the Plan. Options may be either incentive stock options or nonstatutory stock options. Awards may be granted under the Plan to any employee and non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary (except for incentive stock options which may be granted only to our employees).

Awards to be Granted to Certain Individuals and Groups.  As of May 24, 2011, approximately 150 employees and non-employee directors would have been eligible to participate in the Plan had it been effective. The Nominating, Compensation and Corporate Governance Committee of the Board of Directors (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.  The Plan provides that no participant may (i) be awarded options or SARs in any 36-month period to purchase more than 1,000,000 shares of common stock or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be performance-based compensation under Section 162(m) of the Code with respect to more than 500,000 shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards that are intended to be performance-based compensation under Section 162(m) of the Code is $2,500,000. The dollar value of a cancelled award will continue to count against the $2,500,000 limit.

Administration.  The Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the principal U.S. national securities exchange on which the Common Stock is traded (the “Principal Exchange”), to the extent required by such rules. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the Principal Exchange), and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards under the Plan to key employees who are not directors or executive officers of the Company.

Stock Options.  The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (except for Substitute Awards). Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported) , except for Substitute Awards. As of May 24, 2011, the closing price of the Common Stock as reported on the NASDAQ Stock Market was $3.33 per share.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the option is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period).

Stock Appreciation Rights.  The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted (except for Substitute Awards). The term of an SAR may be no more than seven years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot sell shares of Common Stock due a black-out period under the Company’s insider trading policy, the term shall be automatically extended for a 30-day period from the end of the prohibition or black-out period). SARs are subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and the conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Awards of restricted stock that vest solely on continued employment generally will have a minimum vesting period of three years (which may be pro rata), except in the case of death, disability, retirement, a change in control, or special circumstances determined by the Committee, such as achievement of performance objectives. Grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation will have a minimum vesting period of one year. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards.  Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including the number of units granted and the conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component (subject to the same vesting limitations discussed above for restricted stock awards). The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards.  The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, subject to the same vesting limitations discussed above for restricted stock awards. If determined by the Board, non-employee directors may receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual retainers for their services as directors. Non-employee directors may also elect to receive Other Share-Based Awards in the form of deferred stock units instead of all or a portion of their annual and committee retainers for their services as directors, as well as annual meeting fees.

Performance Awards.  Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Performance Criteria.  At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.  The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code.

The Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents.  Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing.  The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award under the Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange.

Nontransferability of Awards.  No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.  The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination.  The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions prohibiting the repricing of stock options and SARs as described above under “No Repricing,” increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the Principal Exchange. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual

Stock Options.  A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock Appreciation Rights.  No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.  The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award, (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as performance-based compensation under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Burn Rate Commitment

We commit to cap our average annual burn rate at 7.26% in fiscal years 2011, 2012 and 2013. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For the purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans (Prior Plans) under which equity securities of the Company are authorized for issuance as of December 31, 2010:

Number of
Securities
	Number of		Remaining Available
	Securities to be	Weighted-Average	for Future Issuance
	Issued Upon	Exercise Price of	Under Equity
	Exercise of Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column(a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,037,768	$5.02	868,632
Equity compensation plans not approved by security holders	—	—	—

Total	4,037,768	$5.02	868,632

The number of securities remaining available for future issuance in column (c) above will no longer be available for future grants if the 2011 Omnibus Incentive Plan is approved by stockholders.

As of December 31, 2010, 4,037,768 shares were reserved for issuance under the Prior Plans in connection with outstanding stock options (with a weighted average exercise price of $$5.02 and a weighted average remaining term of 7.2 years; there were no shares to be issued pursuant to any other type of award under the Plans. As of December 31, 2010, 868,632 shares remained available for future issuance under the 2004 Plan, 2005 Plan, 2007 Plan and 2008 Plan (no shares remained available for future issuance under the 1999 and 2000 Plans as of December 31, 2010).

Required Vote

The approval of the Plan requires a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting with respect to such proposal. The Board of Directors is of the opinion that approval of the Plan is in the best interests of the Company and its stockholders and recommends a vote for the approval of the Plan. All proxies will be voted to approve the Plan unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2011 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

As we discuss above under the caption “Compensation Discussion and Analysis,” the general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•	We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•	We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

Our Company is guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow the Company to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•	Establishing a direct correlation between the total executive compensation paid to the Company’s overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Local.com Corporation (the “Company”) approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore, not binding; however, the NCCG Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of our executive compensation, as described in this proxy statement.

PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

The Dodd-Frank Act enables our stockholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as proposal 4 in this proxy statement. By voting on this proposal 5, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

Our Board of Directors believes it is most appropriate to conduct an advisory vote on executive compensation once every year, and therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. We believe this frequency is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and value and encourage constructive dialogue with our stockholders on these matters. An annual advisory vote on executive compensation will allow our stockholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for our Board of Directors, and we look forward to hearing from our stockholders on this Proposal 5.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that received the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Local.com Corporation is to hold a stockholder vote to approve the compensation of its executive offices, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure shall include the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure).”

Under our bylaws, and consistent with the proposed regulations of the Dodd-Frank Act, the choice above that receives a plurality of the affirmative vote of the shares of common stock represented in person or by proxy at the meeting will pass. Abstentions will not be counted as either votes cast for or against this Proposal 5.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders may choose among the four choices included in the resolution above. While this is an advisory vote and, there, non-binding, the Board of Directors will give careful consideration to the choice which receives the most “FOR” votes before determining the action the Board deems most appropriate for Local.com and its stockholders.

The Board recommends a vote for the option of once every ONE YEAR for the frequency of the stockholder advisory vote on executive compensation.

OTHER MATTERS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2010 Annual Report, is being mailed to our stockholders on or about June 3, 2011. You may also obtain a complete copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K/A if you write to us requesting one at 7555 Irvine Center Drive, Irvine, CA 92618. Exhibits filed with our Form 10-K/A will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2012 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2012 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or January 5, 2012. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2011 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between February 23, 2012 and June 4, 2012, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2012 Annual Meeting of Stockholders is not held between May 24, 2012, and August 31, 2012, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2012 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2012 Annual Meeting is first made by us.

All such proposals and notices should be directed to Kenneth S. Cragun, Secretary, c/o Local.com Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors

Kenneth S. Cragun
Chief Financial Officer and Secretary

May 31, 2011

Appendix B

LOCAL.COM CORPORATION
2011 OMNIBUS INCENTIVE PLAN

Local.com Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2011 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.7. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8. “Director” shall mean a member of the Board who is not an employee.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23. “Prior Plans” shall mean, collectively, the Company’s 1999, 2000, 2004, 2005, 2007 and 2008 Equity Incentive Plans.

2.24. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.28. “SEC” means the Securities and Exchange Commission.

2.29. “Shares” shall mean the shares of common stock of the Company, par value $0.00001 per share.

2.30. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.31. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.  (a) Subject to adjustment as provided in Section 12.2, a total of 1,440,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2010 under the Prior Plans and one and three-tenths (1.3) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2010 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and three-tenths (1.3) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) If any Shares (i) subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2010 subject to an award under the Prior Plans are forfeited, the award expires or the award is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or after December 31, 2010 an option under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or after December 31, 2010 an award under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or after December 31, 2010 a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or after December 31, 2010 options under the Prior Plans.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as one and three-tenths (1.3) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2. Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration.  (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company (A) designate Employees (including officers) to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize and officers to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1. Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements.  All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4. Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5. Exercise of Options.  (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, that if the Company is incorporated in the State of Delaware the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be [1,440,000] Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven (7) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation

Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreements; provided, however, in no event shall the Participant have voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.  Minimum Vesting Period.  Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5  Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements.  The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3. Minimum Vesting Period.  Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards under Section 8.5 or in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4. Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5. Deferral of Director Fees.  Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition

Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.	PERFORMANCE AWARDS

9.1. Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2. Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment.  Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin;

year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares and (ii) earn more than 500,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares. In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each twelve (12) months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,500,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section).

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2. Assumption or Substitution of Certain Awards.  (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted

Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control.  For purposes of the Plan, Change in Control means the occurrence of any one of the following events:

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more, excluding in the calculation of Beneficial Ownership securities acquired directly from the Company, of the combined voting power of the Company’s then outstanding voting securities;

(b) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing over fifty percent (50.00%) or more of the combined voting power of the Company’s then outstanding voting securities;

(c) The following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, as of the Date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of the at least two-thirds (2/3) of the directors then still in office who either were directors on the Date of this Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(d) There is a consummated merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50.00%) of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

(e) The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or the consummation of a sale of all or substantially all of the Company’s assets.

For purposes of this Section the following terms used above shall have the following meanings:

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders [to the extent required by such applicable law], amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right when the option price or grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the

Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment or Services.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1. Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards].

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability.  The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Data Privacy.  As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18. Indemnity.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX A
PROXY
LOCAL.COM CORPORATION
7555 Irvine Center Drive
Irvine, California 92618
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LOCAL.COM CORPORATION
The undersigned hereby appoints Kenneth S. Cragun and Heath B. Clarke, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL.COM CORPORATION which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held at the offices of RR Donnelly, Inc., 19200 Von Karman Avenue, Suite 700, Irvine, CA 92612, on July 20, 2011, at 10:00 a.m. PDT, and at any and all adjournments or postponements thereof, as follows:
1.	Election of Class I Directors:

☐	FOR the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below
Philip K. Fricke
Norman K. Farra Jr.
Election of Class III Director:

☐	FOR the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below
Lowell W. Robinson

2.	Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the 2011 Omnibus Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Advisory vote on executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Advisory vote on the frequency of the stockholder advisory vote on executive compensation.

☐	ONE YEAR	☐	TWO TEARS	☐	THREE YEARS	☐	ABSTAIN
This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposal number 2.
IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼ DETACH PROXY CARD HERE ▼
Please Detach Here
You Must Detach This Portion of the Proxy Card
▼ Before Returning it in the Enclosed Envelope ▼
This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated May 31, 2011.
Dated: ______________________, 2011

Signature

Signature if held jointly
Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.
Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.